                                        NEWS RELEASE

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15301 W. 109th Street, Lenexa, KS  66219    Phone: 913-647-0158   Fax:  913-647-0132
                                                                  investorrelations@elecsyscorp.com

FOR IMMEDIATE RELEASE:

Contact:        Karl B. Gemperli
                (913) 647-0158, Phone
                (913) 647-0132, Fax
                investorrelations@elecsyscorp.com

ELECSYS CORPORATION APPOINTS KARL B. GEMPERLI PRESIDENT AND CEO

Lenexa, Kansas (July 23, 2003) - Elecsys Corporation (AMEX: ASY), today announced that its board of directors has elected Karl B. Gemperli as President and CEO of the Company. Mr. Gemperli has been President of DCI, Inc., the sole
Elecsys operating subsidiary, since February of 2000 and will continue in that role. In his new role, Mr. Gemperli will assume primary responsibilities for investor relations and other day to day activities of the Company. Michael J.
Meyer, who has been handling those responsibilities on a transitional basis, will continue as Chairman of the Board of the Company.

In making the announcement, Mr. Meyer stated, "Karl's appointment to CEO is a reflection of the board's confidence that most of the historically difficult operational and financial issues at Elecsys have been addressed. With those issues behind us, my prior operational role can diminish and Karl can lead the
Company's focus on sales and profit growth. He has exhibited excellent leadership and delivered strong financial results at DCI, and I am confident he will do the same as he assumes these additional responsibilities."

Prior to joining the Company, Mr. Gemperli was an information systems consultant for Catalyst Software, last serving as Midwest Regional Manager from March 1999 to January 2000. From March 1997 to March 1999, Mr. Gemperli was an employee of the Company, serving as Vice President of Manufacturing. Prior to joining the
Company, Mr. Gemperli was an employee of Goodrich Aerospace for more than eight years. Mr. Gemperli has over 18 years of electronic manufacturing and management experience as well as a Bachelor's degree in Aeronautical Engineering from the
Massachusetts Institute of Technology and a Master's degree in Manufacturing
Engineering from Boston University.

Elecsys Corporation, through its wholly owned subsidiary DCI, Inc. ("DCI"), is a leading designer, manufacturer, and integrator of custom electronic interface solutions for original equipment manufacturers in the medical, aerospace, industrial and consumer product industries. These interface solutions are used by human operators to view, extract or exchange information with electronic or electro-mechanical equipment. Through its unique capabilities to design and efficiently manufacture custom electronic assemblies which integrate a variety of interface technologies such as custom liquid crystal displays, light emitting diode displays, and keypads with circuit boards and other electronic components, the

Company becomes an extension of the OEM's organization by providing key expertise that enables rapid development and manufacture of electronic products from product conception through volume production. For more information, visit our websites at www.elecsyscorp.com and www.dciincorporated.com.

Safe-Harbor statement: The discussions set forth in this press release may contain forward-looking comments based on current expectations that involve a number of risks and uncertainties. Actual results could differ materially from those projected or suggested in the forward-looking comments. The difference could be caused by a number of factors, including, but not limited to the factors and conditions that are described in Elecsys Corporation's SEC filings, including the Form 10-KSB for the year ended April 30, 2002. The reader is cautioned that Elecsys Corporation does not have a policy of updating or revising forward-looking statements and thus he or she should not assume that silence by management of Elecsys Corporation over time means that actual events are bearing out as estimated in such forward-looking statements.